Exhibit 10.13

Aurelius Consulting Group, Inc

 Marketing Agreement

This AGREEMENT (the “Agreement”) made and entered into this __ day of September 2004, by and between Aurelius Consulting Group, Inc., located at Maitland City Plaza, 225 S. Swoope Ave, Suite 214, Maitland, Florida 32751 (hereinafter referred to as “ACG“) and AXM Pharma, Inc.. (hereinafter referred to as the “Company”), located at 4695 MacArthur Court, 11th Floor, Newport Beach, CA  92660

WITNESSETH:

For and consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. EMPLOYMENT

The Company hereby hires and employs ACG and employs ACG as an independent contractor; and ACG does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth. It is acknowledged and agreed by the Company that ACG carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws.

2. TERM

The initial term of this Agreement shall be for twelve (12) months (“Term”) from the date written above, but under the provision set forth in Section 3.6.

3. DUTIES AND OBLIGATIONS OF ACG

ACG shall provide the following services and have the following duties and obligations under this Agreement.

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Specialist Marketing Team

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Retail, Institutional, Analyst coverage

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Website Presence

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Aurelius Profile and Research Links

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Bi-Monthly Featured Stock Page on Corporate Website

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E-mail campaign (bi-monthly)

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Aurelius Micro-Cap Newsletter (one issue)

Maitland City Plaza, 225 S. Swoope Ave., Suite 214, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758

ACG agrees that it will only communicate regarding The Company to licensed brokerage professionals and will not engage in any solicitation of the public with regard to The Company or its securities.  Notwithstanding the foregoing, ACG may provide approved information regarding the Company (i) in response to unsolicited inquiries by the Company’s shareholders; (ii) to valid trade and industry publications, newspapers and periodicals; and (iii) otherwise engage in communications which are normal and customary for an investor relations firm and which do not involve solicitation of investors in connection with its role as an investor relations firm for the Company.  ACG further agrees that it will only disclose information specifically provided to it by the Company regarding The Company for dissemination and will keep confidential any information marked as such by The Company.  ACG agrees that it will not make any undisclosed payments to brokers or others and will generally act within the letter and the spirit of U.S. securities laws, rules and regulations at all times.

Neither the ACG nor any of its principals is subject to any sanction or restriction imposed by the SEC, the NASD, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the ACG’s execution of this Agreement or the performance of its obligation hereunder.

3.1  Progress Reports: ACG will provide AXM PHARMA with a  detailed quarterly progress report. The report will include buying activity generated by ACG’s   efforts; analysts, stockbrokers, media, and fund managers contacted; due diligence packages sent; and general market feedback and shall contain a written affirmation from the Consultant that it is in compliance with the terms of this Agreement on the date of such report.

3.2 ACG will introduce the Company to its broker network; disseminate information about the company; quantify book buying activity; and as appropriate organize   teleconferences, city-wide broker conferences, and on-site due diligence meetings with select groups of brokers, micro-cap analysts and fund managers; and focus on creating consistent increases in daily trading activity.

3.3 ACG will be available to the Company to field any calls from firms, individual investors/shareholders and brokers inquiring about the company.

3.4 At the Company’s request, strive to obtain the Company analyst coverage and/or investment banking sponsorship.

3.5 ACG will report to the Company the results of its efforts no less frequently that quarterly, or as requested by the Company, and in sufficient detail, as to permit the Company to evaluate the effectiveness of   ACG’s   services.

3.6 After the first three months of service, the Company will maintain the right to evaluate ACG’s   performance every ninety (90) days in order to determine whether to continue the relationship as set forth in this Agreement.

Maitland City Plaza, 225 S. Swoope Ave., Suite 214, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758

4. ACG’S   COMPENSATION

Upon the execution of this Agreement, the Company hereby covenants and agrees to pay ACG as follows during the Term hereof:

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12,500 shares of AXJ stock per quarter, delivered no later than 10 days after the starting date of each quarter.

5. AC’S EXPENSES AND COSTS

The Company shall pay all reasonable costs and expenses incurred by ACG, its officers, employees and agents, in carrying out its duties and obligations pursuant to the provision of this Agreement, excluding ACG’s general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided all costs and expense items in excess of $1.00 (One U.S. Dollars) must be approved by the Company in writing prior to ACG’s incurrence of the same:

5.1 Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company.

5.2 Seminars, expositions, money and investment shows.

5.3 Radio and television time and print media advertising costs, when applicable.

5.4 Subcontract fees and costs incurred in preparation of research reports, when applicable.

5.5 Cost of on-site due diligence meetings, if applicable.

5.6 Printing and publication costs of brochures and marketing materials which are not supplied by the Company.

6. COMPANY’S DUTIES AND OBLIGATIONS

The Company shall have the following duties and obligations under this Agreement:

6.1 Cooperate fully and timely with ACG so as to enable ACG to perform its obligations under this Agreement.

6.2 The Company will act diligently and promptly in reviewing materials submitted to it from to time by ACG and inform ACG of any inaccuracies of which it is aware contained therein prior to the dissemination of such materials.

Maitland City Plaza, 225 S. Swoope Ave., Suite 214, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758

6.3 Give full disclosure of all material facts concerning the Company to ACG and update such information on a timely basis.

7. NONDISCLOSURE

Except as may be required by law, regulation, or in the course of the Company’s normal business, the   Company   shall not disclose the contents and provisions of this Agreement to any individual or entity without ACG’s   consent.

Company shall instruct its officers, directors, employees, agents and affiliates of this obligation. If the Company shall provide any information to ACG for background or other purposes which it shall identify as confidential or non-public information, ACG shall not disclose such information to any party, except as may be required by law pursuant to a written opinion of competent counsel, during the term of this Agreement and for a period of one year thereafter, and ACG shall inform its employees, agents, officers, directors and agents of this obligation.

8. MISCELLANEOUS

8.1. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt request, postage prepaid to the parties hereto at their addresses indicated hereinafter.  Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

8.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relation to such subject matter.

8.3 Amendment of Agreement.  This Agreement may be altered or amended, in whole or in part,    only in writing signed by both Parties.

8.4 Waiver. No waiver of any breach or condition of its Agreement shall be deemed to be a   waiver   of any other subsequent breach or condition, whether or a like or different nature, unless such shall be signed by the person making such waivers and/or which so provides by its terms.

8.5 Captions.  The captions appearing in this Agreement are inserted as matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of is provisions.

8.6   Situs.   This Agreement shall be governed by and construed in accordance with the laws of   the   State of Nevada, without reference to the conflict of laws provisions thereof.

Maitland City Plaza, 225 S. Swoope Ave., Suite 214, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758

8.7 Benefits; Assignment.  This Agreement shall inure to the benefit of and be binding upon the   Parties   hereto, their successors and permitted assigns.  This Agreement may not be assigned by   either Party without the written consent of the other Party.

8.8 Currency.  In all instances, references to monies used in this agreement shall be deemed to be United States dollars.

9. COUNTERPARTS

This Agreement may be executed in counterpart and by fax transmission, each counterpart being deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

AXM PHARMA, INC.

 By: ______________________

      Duly Authorized

     ________________________

      Print Name

 CONFIRMED AND AGREED

AURELIUS CONSULTING GROUP, INC.

By: _________________

______________________

       Duly Authorized                             Witness

     __________________                    ______________________

       Print Name                                      Print Name

Maitland City Plaza, 225 S. Swoope Ave., Suite 214, Maitland, Florida 32751 (407)-644-4256, fax: (407) 644-0758